Exhibit 99.1

FOR MORE INFORMATION:

Charles Lynch

Senior Vice President, Finance and Strategy

954-384-0175 ext. 5692

charles_lynch@mednax.com

FOR IMMEDIATE RELEASE

Mednax Announces Closing of $1.1 Billion in Financing Transactions

Redeems 6.25% Senior Notes Due 2027

FORT LAUDERDALE, Fla. – February 14, 2022 -- Mednax, Inc. (NYSE: MD) (“Mednax”) announced today that on February 11, 2022 it closed the previously announced issuance of $400.0 million aggregate principal amount of unsecured 5.375% Senior Notes due 2030 (the “Notes”) in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Mednax concurrently closed on a new $450 million unsecured Revolving Credit Facility and a new $250 million Term A Loan, replacing its previous $600 million unsecured Revolving Credit Facility.

Together with cash on hand, Mednax used the proceeds of these transactions to redeem its $1.0 billion in aggregate principal amount of 6.25% Senior Notes due 2027. Following these transactions, Mednax’s outstanding debt was approximately $750 million.

The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT MEDNAX

Mednax, Inc. is a national medical group comprised of the nation’s leading providers of physician services practicing under the Pediatrix® brand. Pediatrix-affiliated clinicians are committed to providing coordinated, compassionate and clinically excellent services to women, babies and children across the continuum of care, both in hospital settings and office-based practices. Specialties include obstetrics, maternal-fetal medicine and neonatology complemented by 18 pediatric subspecialties, as well as a newly expanded area of primary and urgent care clinics. The group’s high-quality, evidence-based care is bolstered by investments in research, education, quality-improvement and safety initiatives. The company was founded in 1979 as a single affiliated neonatology practice and today provides its highly focused and often critical care services through more than 2,400 affiliated physicians in 38 states and Puerto Rico.

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Certain statements and information in this press release may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans and strategies, and all statements, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by the Company’s management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements in this press release are made as of the date hereof, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in the Company’s most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q, including the sections entitled “Risk Factors”, as well the Company’s current reports on Form 8-K, filed with the Securities and Exchange Commission, and include the impact of the COVID-19 pandemic on the Company and its financial condition and results of operations; the effects of economic conditions on the Company’s business; the effects of the Affordable Care Act and potential changes thereto or a repeal thereof; the Company’s relationships with government-sponsored or funded healthcare programs, including Medicare and Medicaid, and with managed care organizations and commercial health insurance payors; the impact of surprise billing legislation; the Company’s ability to comply with the terms of its debt financing arrangements; the Company’s transition to a third-party revenue cycle management provider; the impact of the divestiture of the Company’s anesthesiology and radiology medical groups; the impact of management transitions; the timing and contribution of future acquisitions; the effects of share repurchases; and the effects of the

Company’s transformation initiatives, including its reorientation on, and growth strategy for, its pediatrics and obstetrics business.